Exhibit (a)(24)

MASSMUTUAL PREMIER FUNDS

AMENDMENT NO. 23

AGREEMENT AND DECLARATION OF TRUST

The undersigned, being at least a majority of the Trustees of MassMutual Premier Funds, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated August 1, 1994, as amended by Amendment No. 1 thereto dated May 16, 1996, Amendment No. 2 thereto dated December 17, 1997, Amendment No. 3 thereto dated April 22, 1998, Amendment No. 4 thereto dated February 12, 1999, Amendment No. 5 thereto dated February 12, 1999, Amendment No. 6 thereto dated May 12, 1999, Amendment No. 7 thereto dated October 20, 1999, Amendment No. 8 thereto dated December 21, 1999, Amendment No 9. thereto dated May 12, 2000, Amendment No. 10 thereto dated July 17, 2000, Amendment No. 11 thereto dated October 19, 2000, Amendment No. 12 thereto dated December 30, 2002, Amendment No. 13 thereto dated February 21, 2003, Amendment No. 14 thereto dated April 29, 2004, Amendment No. 15 thereto dated August 3, 2004, Amendment No. 16 thereto dated October 15, 2004, Amendment No. 17 thereto dated October 29, 2004, Amendment No. 18 thereto dated September 22, 2005, Amendment No. 19 thereto dated September 14, 2006, Amendment No. 20 thereto dated September 17, 2007, Amendment No. 21 thereto dated November 30, 2007 and Amendment No. 22 thereto dated May 21, 2008 (the “Agreement”) a copy of which is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts, do hereby direct that this Amendment No. 23 be filed with the Secretary of State of the Commonwealth of Massachusetts and do hereby make the following amendments:

1.  The first sentence of Section 6 of Article III of the Agreement is amended to read in its entirety as follows:

“Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, (i) the “MassMutual Premier Core Bond Fund”, the “MassMutual Premier Value Fund”, the “MassMutual Premier Enhanced Index Core Equity Fund”, the “MassMutual Premier Small Company Opportunities Fund”, the “MassMutual Premier High Yield Fund”, the “MassMutual Premier Enhanced Index Growth Fund”, the “MassMutual Premier Enhanced Index Value Fund”, the “MassMutual Premier Small Capitalization Value Fund”, the “MassMutual Premier Money Market Fund”, the “MassMutual Premier Short-Duration Bond Fund”, the “MassMutual Premier Inflation-Protected Bond Fund”, the “MassMutual Premier Diversified Bond Fund”, the “MassMutual Premier Balanced Fund”, the “MassMutual Premier International Equity Fund”, the MassMutual Premier Capital Appreciation Fund”, the “MassMutual Premier Global Fund”, the “MassMutual Premier Main Street Fund”, the “MassMutual Premier Strategic Income Fund”, the “MassMutual Premier Discovery Value Fund”, the “MassMutual Premier Focused International Fund”, the “MassMutual Premier Main Street Small Cap Fund”, the “MassMutual Premier Core Value Equity Fund”, the “MassMutual Premier International Bond Fund” and the

“MassMutual Premier Strategic Emerging Markets Fund” shall be, and hereby are, established and designated as separate Series of the Trust; (ii) the Class S Shares, the Class Y Shares, the Class L Shares, the Class A Shares and the Class N Shares shall be, and they hereby are, established and designated as the Classes of Shares of each Series of the Trust, with each such Class of Shares having such relative rights or preferences as set forth in the Trust’s Rule 18f-3 Plan, as the same may be amended from time to time; and (iii) the outstanding Shares of the MassMutual Core Bond Fund, MassMutual Core Growth Fund and MassMutual Small Capitalization Value Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class S Shares; (x) the outstanding Shares of the MassMutual Premier Small Company Opportunities Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class A Shares, (y) the outstanding Shares of the MassMutual Premier Value Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class L Shares, and (z) the outstanding Shares of the MassMutual Premier High Yield Fund, MassMutual Premier Enhanced Index Core Equity Fund, MassMutual Premier Enhanced Index Growth Fund, and the MassMutual Premier Enhanced Index Value Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class Y Shares.”

The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns this 15th day of December, 2008.

/s/ Frederick C. Castellani
Frederick C. Castellani

/s/ Nabil N. El-Hage
Nabil N. El-Hage

/s/ Maria D. Furman
Maria D. Furman

/s/ C. Ann Merrifield
C. Ann Merrifield

/s/ Corine T. Norgaard
Corine T. Norgaard